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               Consent of Ernst & Young LLP, Independent Auditors



             We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 22 to the Registration Statement (Form N-1A) (No.33-442) of Delaware Group Equity Funds IV, Inc. of our report dated November 8, 1996, included in the 1996 Annual Report to Shareholders.


                                              /s/Ernst & Young LLP
                                             ---------------------
                                              Ernst & Young LLP


             Philadelphia, Pennsylvania
             April 24, 1997